Exhibit 1.2

Pricing Agreement

Goldman, Sachs & Co.

        200 West Street

        New York, New York 10282

Morgan Stanley & Co. LLC

        1585 Broadway

        New York, New York 10036

RBS Securities Inc.

        600 Washington Blvd.

        Stamford, Connecticut 06901

U.S. Bancorp Investments, Inc.

        214 N. Tryon Street, 26th Floor

        Charlotte, North Carolina 28202

                As Representatives of the several Underwriters

                named in Schedule I to the applicable Pricing Agreement

November 7, 2011

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 7, 2011 (the “Underwriting Agreement”), between the Company on the one hand and Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBS Securities Inc. and U.S. Bancorp Investments, Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At 6:30 p.m. (Eastern Time) on November 7, 2011 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated November 7, 2011 (including the Base Prospectus dated February 14, 2011), and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including final term sheets in the form set forth in Schedule IV.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page to Follow]

Very truly yours, UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
Name:	Robert W. Oberrender
Title:	Senior Vice President and Treasurer

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. LLC

RBS SECURITIES INC.

U.S. BANCORP INVESTMENTS, INC.

Acting on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Yurij Slyz
Executive Director

By:	RBS Securities Inc.

By:	/s/ Troy Goldberg
Troy Goldberg Managing Director

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Chris Cicoletti
Chris Cicoletti Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2016 Notes	Principal Amount of 2021 Notes	Principal Amount of 2041 Notes
Goldman, Sachs & Co.	$73,120,000	$91,400,000	$109,680,000
Morgan Stanley & Co. LLC	$73,000,000	$91,250,000	$109,500,000
RBS Securities Inc.	$73,000,000	$91,250,000	$109,500,000
U.S. Bancorp Investments, Inc.	$73,000,000	$91,250,000	$109,500,000
UBS Securities LLC	$7,860,000	$9,825,000	$11,790,000
J.P. Morgan Securities LLC	$7,860,000	$9,825,000	$11,790,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$7,860,000	$9,825,000	$11,790,000
Citigroup Global Markets Inc.	$7,860,000	$9,825,000	$11,790,000
Barclays Capital Inc.	$7,860,000	$9,825,000	$11,790,000
Credit Suisse Securities (USA) LLC	$7,860,000	$9,825,000	$11,790,000
Wells Fargo Securities, LLC	$7,860,000	$9,825,000	$11,790,000
Deutsche Bank Securities Inc.	$7,860,000	$9,825,000	$11,790,000
KeyBanc Capital Markets Inc.	$4,500,000	$5,625,000	$6,750,000
BNY Mellon Capital Markets, LLC	$4,500,000	$5,625,000	$6,750,000
Fifth Third Securities, Inc.	$4,500,000	$5,625,000	$6,750,000
PNC Capital Markets LLC	$4,500,000	$5,625,000	$6,750,000
The Williams Capital Group, L.P.	$4,500,000	$5,625,000	$6,750,000
Morgan Keegan & Company, Inc.	$4,500,000	$5,625,000	$6,750,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$4,500,000	$5,625,000	$6,750,000
HSBC Securities (USA) Inc.	$4,500,000	$5,625,000	$6,750,000
Mitsubishi UFJ Securities (USA), Inc.	$4,500,000	$5,625,000	$6,750,000
CRT Capital Group LLC	$4,500,000	$5,625,000	$6,750,000

SCHEDULE II

Title of Designated Securities:

1.875% Notes Due November 15, 2016 (the “2016 Notes”)

3.375% Notes Due November 15, 2021 (the “2021 Notes”)

4.625% Notes Due November 15, 2041 (the “2041 Notes”)

Aggregate principal amount:

$400,000,000 for the 2016 Notes

$500,000,000 for the 2021 Notes

$600,000,000 for the 2041 Notes

Price to Public:

2016 Notes: 99.118% of the principal amount of the 2016 Notes, plus accrued interest, if any, from November 10, 2011.

2021 Notes: 99.453% of the principal amount of the 2021 Notes, plus accrued interest, if any, from November 10, 2011.

2041 Notes: 98.752% of the principal amount of the 2041 Notes, plus accrued interest, if any, from November 10, 2011.

Purchase Price by Underwriters:

2016 Notes: 98.768% of the principal amount of the 2016 Notes, plus accrued interest, if any, from November 10, 2011, if settlement occurs after that date.

2021 Notes: 99.003% of the principal amount of the 2021 Notes, plus accrued interest, if any, from November 10, 2011, if settlement occurs after that date.

2041 Notes: 97.877% of the principal amount of the 2041 Notes, plus accrued interest, if any, from November 10, 2011, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

10:30 a.m. (New York City time), November 10, 2011

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2016 Notes: November 15, 2016

2021 Notes: November 15, 2021

2041 Notes: November 15, 2041

Interest Rate:

2016 Notes: 1.875%

2021 Notes: 3.375%

2041 Notes: 4.625%

Interest Payment Dates:

2016 Notes: May 15 and November 15, commencing May 15, 2012.

2021 Notes: May 15 and November 15, commencing May 15, 2012.

2041 Notes: May 15 and November 15, commencing May 15, 2012.

Redemption Provisions:

The 2016 Notes, the 2021 Notes and the 2041 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days notice by mail, at the redemption prices described in the Prospectus.

Change of Control:

Upon the occurrence of a change of control triggering event, the Company will be required to offer to purchase from noteholders all of their notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

November 10, 2011, at 9:00 a.m., New York City time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

Names and Addresses of Representatives:

As to the 2016 Notes, the 2021 Notes and the 2041 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBS Securities Inc.

600 Washington Blvd.

Stamford, Connecticut 06901

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated November 7, 2011, relating to the 2016 Notes, the 2021 Notes and the 2041 Notes, as filed pursuant to Rule 433 under the Securities Act.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-172235

November 7, 2011

SCHEDULE IV

UNITEDHEALTH GROUP INCORPORATED

$400,000,000 1.875% NOTES DUE NOVEMBER 15, 2016

$500,000,000 3.375% NOTES DUE NOVEMBER 15, 2021

$600,000,000 4.625% NOTES DUE NOVEMBER 15, 2041

FINAL TERM SHEET

Dated November 7, 2011

Issuer:	UnitedHealth Group Incorporated

Ratings*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-172235)

Trade Date:	November 7, 2011

Settlement Date (T+ 3):	November 10, 2011

Title of Securities:	1.875% Notes Due November 15, 2016 (“2016 Notes”) 3.375% Notes Due November 15, 2021 (“2021 Notes”) 4.625% Notes Due November 15, 2041 (“2041 Notes”)

Maturity Date:	November 15, 2016 (2016 Notes) November 15, 2021 (2021 Notes) November 15, 2041 (2041 Notes)

Principal Amount Offered:	$400,000,000 (2016 Notes) $500,000,000 (2021 Notes) $600,000,000 (2041 Notes)

Price to Public (Issue Price):	99.118% (2016 Notes) 99.453% (2021 Notes) 98.752% (2041 Notes)

Interest Rate:	1.875% (2016 Notes) 3.375% (2021 Notes) 4.625% (2041 Notes)

Interest Payment Dates:	May 15 and November 15, commencing May 15, 2012

Benchmark:	1.000% due 10/31/2016 (2016 Notes) 2.125% due 08/15/2021 (2021 Notes) 4.375% due 05/15/2041 (2041 Notes)

Benchmark Yield:	0.891% (2016 Notes) 2.020% (2021 Notes) 3.053% (2041 Notes)

Spread to Benchmark:	117 basis points (2016 Notes) 142 basis points (2021 Notes) 165 basis points (2041 Notes)

Re-offer Yield:	2.061% (2016 Notes) 3.440% (2021 Notes) 4.703% (2041 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points. (2016 Notes)

Prior to August 15, 2021, make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on and after August 15, 2021. (2021 Notes)

Prior to May 15, 2041, make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on and after May 15, 2041. (2041 Notes)

Change of Control:	If a change of control triggering event occurs, the Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

CUSIP:	91324PBS0 (2016 Notes) 91324PBT8 (2021 Notes) 91324PBU5 (2041 Notes)

ISIN:	US91324PBS02 (2016 Notes) US91324PBT84 (2021 Notes) US91324PBU57 (2041 Notes)

Joint Book-Runners:	Goldman, Sachs & Co. Morgan Stanley & Co. LLC RBS Securities Inc. U.S. Bancorp Investments, Inc.

Senior Co-Managers:

UBS Securities LLC J.P.

Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Co-Managers:	KeyBanc Capital Markets Inc.
BNY Mellon Capital Markets, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC
The Williams Capital Group, L.P.
Morgan Keegan & Company, Inc.
BB&T Capital Markets, a division of Scott & Stringfellow, LLC
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
CRT Capital Group LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. at 1-866-471-2526, Morgan Stanley & Co. LLC at 1-866-718-1649, RBS Securities Inc. at 1-866-884-2071 or U.S. Bancorp Investments, Inc. at 1-877-558-2607.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.